THE AES CORPORATION
AMENDED AND RESTATED
DEFERRED COMPENSATION PROGRAM FOR DIRECTORS

ARTICLE I
General Provisions

Section 1.1. Establishment and Purpose. The AES Corporation (“Company”) maintains The AES Corporation 2025 Equity and Incentive Compensation Plan (the “2025 Plan”), The AES Corporation 2003 Long Term Compensation Plan (As Amended and Restated) (the “2003 Plan”), and The AES Corporation Deferred Compensation Plan for Directors (the “Directors’ Plan”). Pursuant to the Directors’ Plan, each member of the Board of Directors (the “Board”) of the Company who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) was previously eligible through an election to defer receipt of any compensation (above any amount of mandatory deferred compensation) to be earned by such Non-Employee Director and to have Stock Units (as hereinafter defined) credited to an account established for such Non-Employee Director by the Company. Effective April 22, 2010, the Company established The AES Corporation Deferred Compensation Program for Directors (the “Prior Program”) in accordance with the provisions of the 2003 Plan. The Prior Program is amended and restated as set forth herein to be established as The AES Corporation Amended and Restated Deferred Compensation Program for Directors, a sub-plan of the 2025 Plan, effective May 9, 2025 (the “Program”). The purpose of the Program is to assist the Company in attracting, retaining and motivating highly qualified Non-Employee Directors and to promote identification of, and align Non-Employee Directors’ interests more closely with, the interests of the stockholders of the Company. This Program will also govern any amounts of annual compensation provided to Non-Employee Directors in the form of Stock Units.

The Program will provide benefits on substantially the same terms and conditions as previously provided under the Directors’ Plan and the Prior Program, as described more fully herein, and will be administered jointly with the Directors’ Plan and the Prior Program as if such plans were governed and administered as one plan. The Program as set forth herein is intended to fully comply with Section 409A.

In addition to the terms and conditions set forth herein, benefits provided under the Program are subject to, and governed by, the terms and conditions set forth in the 2025 Plan, which terms are hereby incorporated by reference. Unless the context otherwise requires, capitalized terms not otherwise defined herein have the meanings set forth in the 2025 Plan. In the event of any conflict between the provisions of the Program and the 2025 Plan, the Committee will have full authority and discretion to resolve such conflict and any such determination will be final and binding on the Non-Employee Director and all interested parties.

Notwithstanding anything to the contrary contained herein and with respect to deferred compensation benefits that relate to services which commenced prior to May 9, 2025 (“Prior Benefits”), such Prior Benefits will be governed and administered solely by the terms of (i) the Prior Program as in effect on May 8, 2025, as if such plan were a separate plan, and (ii) the 2003 Plan (or if applicable the Directors’ Plan). In the event of any conflict between the provisions of the Prior Program and the 2003 Plan, the Committee will have full authority and discretion to resolve such conflict and any such determination will be final and binding on the Non-Employee Director and all interested parties.

Section 1.2. Definitions. In addition to the terms previously or hereafter defined herein, the following terms when used herein will have the meaning set forth below:

“Code”  means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as such law and regulations may be amended from time to time.

“Committee”  means the Governance Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Program.

“Common Stock”  means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of the 2025 Plan.

“Compensation”  means all remuneration to be paid to a Non-Employee Director for services to be rendered during the applicable Plan Year. The Committee may specify for any Plan Year, prior to the last date for making an Election (as defined below) for such Plan Year, that all or a portion of Compensation will be subject to mandatory deferral under the Program.

“Deferred Compensation”  means all remuneration paid to a Non-Employee Director for service as such that is deferred hereunder.

“Fair Market Value” means, as of any particular date, the closing price of a share of Common Stock as reported for that date on the New York Stock Exchange or, if the shares of Common Stock are not then listed on the New York Stock Exchange, on any other national securities exchange on which the shares of Common Stock are listed, or if there are no sales on such date, on the next preceding trading day during which sales occurred. If there is no regular public trading market for the shares of Common Stock, then the Fair Market Value per share will be the fair market value as determined in good faith by the Committee.

“Plan Year”  means the approximate twelve-month period beginning on the date of the Annual Meeting of Stockholders at which directors are elected to the Board for the year period immediately following such Annual Meeting of Stockholders and ending on the date immediately preceding the next Annual Meeting of Stockholders of the Company at which directors are elected to the Board, unless otherwise determined by the Committee.

“Section 409A”  means Section 409A of the Code.

“Separation from Service”  means the Non-Employee Director’s death, retirement or other termination of employment with the Company (including all persons treated as a single employer under Sections 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A of the Code). For purposes hereof, the determination of controlled group members will be made pursuant to the provisions of Sections 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” will be used instead of “at least 80 percent” in each place it appears in Sections 1563(a)(1),(2) and (3) of the Code and Treasury Regulation § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treasury Regulation § 1.409A-1(h)(3)), the language “at least 20 percent” will be used instead of “at least 80 percent” in each place it appears.

“Stock Unit”  means a credit that is equivalent to one share of Common Stock that will be payable in Common Stock, unless the Committee determines, in its sole discretion, that cash settlement is in the best interests of the Company for legal or reputational reasons.

Section 1.3. Administration. The Program will be administered by the Committee. The Committee will serve at the pleasure of the Board. A majority of the Committee will constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, will be deemed the acts of the Committee. The Committee is authorized to interpret and construe the Program, to make all determinations and take all other actions necessary or advisable for the administration of the Program, and to delegate to employees of the Company or any subsidiary the authority to perform administrative functions under the Program. The provisions of this Program and all Elections made hereunder will be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). It is intended that distribution events authorized under this Program qualify as a permissible distribution events for purposes of Section 409A, and this Program will be interpreted and construed accordingly in order to comply with Section 409A. The Company reserves the right to accelerate, delay or modify distributions to the extent permitted under Section 409A.

Section 1.4. Eligibility. An individual who is a Non-Employee Director will be eligible to participate in the Program.

Section 1.5. Common Stock Subject to the Program. Common Stock to be issued under the Program will be from shares authorized to be issued under the 2025 Plan (or any applicable predecessor plan).

ARTICLE II
Elections and Distributions

Section 2.1. Elections to Defer Compensation. Any Non-Employee Director may elect to defer receipt of Compensation otherwise payable to the Non-Employee Director for a Plan Year and to have such Deferred Compensation credited as Stock Units hereunder (“Stock Unit Election”). If a Non-Employee Director makes a Stock Unit Election or Compensation is subject to mandatory deferral, an account established for the Non-Employee Director and maintained by the Company will be credited with that number of Stock Units equal to the number of shares of Common Stock (including fractions of a share to two decimal places) that could have been purchased with the amount of Deferred Compensation subject to a Stock Unit Election based on the Fair Market Value of the Common Stock on the New York Stock Exchange on the day that the Non-Employee Director is elected to the Board for the Plan Year for which the Stock Unit Election was made by the Non-Employee Director, unless otherwise determined by the Committee. The crediting of Stock Units will constitute a grant of an award under the 2025 Plan. Unless otherwise determined by the Committee, any such grant will be subject to Section 3(e)(iii) of the 2025 Plan and vest on the earlier of the one-year anniversary of the applicable grant date and the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders.

Section 2.2. Terms and Conditions of Elections. A Stock Unit Election (an “Election”) will be subject to the following terms and conditions:

1. An Election for a Plan Year must be in writing and will be irrevocable for such applicable Plan Year;

2. An Election will be effective for any Plan Year only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the Plan Year to which the Election relates (or such other date as permitted by the Committee to the extent consistent with Section 409A). A Non-Employee Director who first becomes eligible to participate in the Program may file an Election (“Initial Election”) at any time prior to the 30-day period following the date on which the Non-Employee Director initially becomes eligible to participate in the Program. Any such Initial Election will only apply to Compensation earned and payable for services rendered after the date on which the Election is delivered to the Company. Accordingly, if an Election is made in the first-year of eligibility but after the beginning of the Plan Year, then, with respect to Compensation that is earned based on a specific period, the Initial Election will only apply to the total amount of any such Compensation multiplied by the ratio of (i) the number of days remaining in the Plan Year after the Election to (ii) the total number of days in the Plan Year; and

3. An Election will remain in effect for all future Plan Years unless terminated or changed pursuant to an Election made on or prior to the last date for filing an Election for the next Plan Year.

Section 2.3. Adjustment of Stock Unit Accounts.

a. Cash Dividends — Unless otherwise determined by the Committee, each Stock Unit will also represent a right to receive an additional amount, payable in cash, equal to the accumulated cash dividends paid by the Company on the Stock Unit between the date such Stock Unit is allocated to the Non-Employee Director’s account hereunder and the date of distribution of such Stock Unit in accordance with a Non-Employee Director’s election, as provided in Section 2.4 and Section 2.5 hereof. The additional dividend amounts that are accumulated subject to a Stock Unit will be subject to the same terms and conditions as the Stock Unit to which they relate.

b. Stock Dividends — In the event that a dividend will be paid upon the Common Stock of the Company in shares of Common Stock, the number of Stock Units in each Non-Employee Director’s Stock Unit account will be adjusted by adding thereto additional Stock Units equal to the number of shares of Common Stock which would have been distributable on the Common Stock represented by Stock Units if such shares of Common Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.

c. Other Adjustments — In the event that the outstanding shares of Common Stock of the Company will be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there will be substituted, for the shares of Common Stock represented by Stock Units, the number and kinds of shares of stock or other securities which would have been substituted if such shares of Common Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.

In the event there is any change, other than specified in this Section 2.3, in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which such Common Stock will be changed or for which it will have been exchanged, an adjustment in the number of Stock Units or the Common Stock represented by such Stock Units, such adjustment will be made by the Committee and will be effective and binding for all purposes of the Program and on each outstanding Stock Unit account. In the event of any recapitalization in which shares of Common Stock are converted into, exchanged for or entitled to shares of a non-equity security of the Company, securities of another issuer or other non-stock consideration, all Stock Units will be converted to cash based on the Fair Market Value of the Common Stock immediately prior to the first public announcement of the recapitalization, or the effective date of the recapitalization, whichever occurs earlier, and the Program will be terminated unless otherwise determined by the Board; provided, however, termination of the Program will not be a distribution event under the Program unless otherwise permitted under Section 409A and other applicable law.

Section 2.4. Distribution of Stock Units.

Unless a Non-Employee Director has selected a different payment option as set forth below, on the first business day after the end of the calendar quarter following the date of such Non-Employee Director’s Separation from Service (other than by reason of such Non-Employee Director’s death), the Company will distribute such Non-Employee Director’s Stock Units in substantially equal annual installments as follows: one-fifth (20.00%) of that number of shares of Common Stock equal to the whole number of Stock Units in such Non-Employee Director’s Stock Unit account determined as of the close of the last trading day on the New York Stock Exchange coinciding with the date of the Non-Employee Director’s Separation from Service (the “Initial Distribution”); and on the first, second, third and fourth anniversary of the Initial Distribution, the Company will issue to such Non-Employee Director a substantially equal number of shares of Common Stock distributed in connection with the Initial Distribution. Any fractional Stock Units remaining in such account on the fourth anniversary of the Initial Distribution will be distributed in cash based on the Fair Market Value of the Common Stock as of such fourth anniversary date.

A Non-Employee Director may elect, in his or her Initial Election, to receive Common Stock represented by the Stock Units in such Non-Employee Director’s Stock Unit account in a single payment upon Separation from Service or commencing on such later date as the Non-Employee Director may specify, or in annual installments (not to exceed ten) commencing on the date of the Non-Employee Director’s Separation from Service.

A Non-Employee Director may modify any such Initial Election by a subsequent written distribution election (on a form approved and provided by the Company); provided, however, that an Initial Election can only be changed if the following requirements are satisfied: (i) the change will not take effect until twelve (12) months after the election is made; (ii) the change must be made at least twelve (12) months prior to the previously scheduled payment date (or initial scheduled payment date in the case of installment payments); and (iii) the payment with respect to which the change is made must be deferred for at least five (5) years from the date the payment would otherwise have been made (or initial scheduled payment date in the case of installment payments); provided, further, the Committee may, in its discretion, authorize a Non-Employee Director to change a distribution election under any applicable transition rule authorized under Section 409A to the extent consistent therewith.

For purposes of Section 409A and the Program: (i) the right to installment payments will be treated as the right to a single payment; and (ii) a payment will be treated as made on the scheduled payment date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled payment date. Except as specified in this Section 2.4, a Non-Employee Director will have no right to designate the date of any payment under the Program. Notwithstanding any provision herein to the contrary, if the Non-Employee Director is a “specified employee” for purposes of Section 409A (as determined in accordance with the procedures established by the Company), any payment to the Non-Employee Director due upon Separation from Service will be delayed for a period of six months after the date of the Non-Employee Director’s Separation from Service (or, if earlier, the death of the Non-Employee Director). Any payment that would otherwise have been due or owing during such six-month period will be paid on the first business day following the end of the six-month period.

Section 2.5. Distributions on Death. In the event of the death of a Non-Employee Director, whether before or after Separation from Service, any Stock Units remaining in the Stock Unit account to which he or she was entitled will be converted to Common Stock as of the last day of the calendar quarter in which the Non-Employee Director’s death occurred. Fractional Stock Units will be converted to cash based on the Fair Market Value of the Common Stock. The Company will issue the Common Stock and distribute any applicable cash for Fractional Stock Units on the first business day after the end of the calendar quarter following the date of the Non-Employee Director’s death in a lump sum to such person or persons or the supervisors thereof, including corporations, unincorporated associations or trusts, as the Non-Employee Director may have designated. All such designations will be made in writing, signed by the Non-Employee Director and delivered to the Company. A Non-Employee Director may from time to time revoke or change any such designation by written notice to the Company. If there is no unrevoked designation on file with the Company at the time of the Non-Employee Director’s death, or if the person or persons designated therein will have all predeceased the Non-Employee Director or otherwise ceased to exist, such distributions will be made to the Non-Employee Director’s estate.

Section 2.6. Special Rules Regarding Form of Payment. Notwithstanding anything to the contrary in Sections 2.3, 2.4 and 2.5, and except as provided in Section 2.3(a), distributions will be made in Common Stock to Non-Employee Directors unless the Committee determines, in its sole discretion, that cash settlement is in the best interests of the Company and any such cash distribution will be based on the Fair Market Value of Common Stock as of the date of distribution.

ARTICLE III
Miscellaneous Provisions

Section 3.1. Amendment and Discontinuance. The Board may alter, amend, suspend or discontinue the Program; provided that no such action will deprive any person without such person’s consent of any rights theretofore granted pursuant hereto. Notwithstanding the foregoing or any provision of this Program to the contrary, the Board may, in its sole discretion and without the Non-Employee Director’s consent, modify or amend the terms of the Program or an Election, or take any other action it deems necessary or advisable, to cause the Program to comply with Section 409A (or an exception thereto).

Section 3.2. Termination of the Program. This Program will terminate and full distribution will be made from all participants’ Deferred Compensation accounts upon a Change of Control provided such Change in Control is a 409A Change in Control (each as defined in the 2025 Plan) of the Company. The Board at any time, at its discretion, may terminate this Program; provided that, termination of the Program will not be a distribution event under the Program unless otherwise permitted under Section 409A or other applicable law. If the Program terminates at a time when distributions are not permitted pursuant to Section 409A, distributions in respect of credits to Non-Employee

Directors’ Deferred Compensation accounts as of the date of termination will be made in the manner and at the time prescribed in Sections 2.4 and 2.5.

Section 3.3. Compliance with Governmental Regulations. Notwithstanding any provision of the Program or the terms of any agreement entered into pursuant to the Program, the Company will not be required to issue any shares hereunder prior to registration of the shares subject to the 2025 Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration will be necessary, or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange. The Company will use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

Section 3.4. Compliance with Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Program or any action by the Board or the Committee fails to so comply, it will be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.

Section 3.5. Non-Alienation of Benefits. No right or interest of a Non-Employee Director in a Stock Unit account under the Program may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as expressly provided in the Program; and no interest or benefit of any Non-Employee Director under the Program will be subject to the claims of creditors of the Non-Employee Director.

Section 3.6. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Non-Employee Director under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Non-Employee Director make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

Section 3.7. Funding. No obligation of the Company under the Program will be secured by any specific assets of the Company, nor will any assets of the Company be designated as attributable or allocated to the satisfaction of any such obligation. To the extent that any person acquires a right to receive payments from the Company under the Program, such right will be no greater than the right of any unsecured creditor of the Company.